UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of our direct finance, leveraged and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

MB Financial does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Set forth below are investor presentation materials.

November 2016 NASDAQ: MBFI Investor Presentation

Forward-Looking Statements 1 When used in this presentation and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of our direct finance, leveraged and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

 Annualized operating return on average assets 1.15% for year-to-date 3Q 2016 (1)  Solid capital ratios and a diversified loan portfolio  Top quartile peer performance (2):  Non-interest bearing DDA 45% of total deposits as of 9/30/2016  Low cost of funds of 27 bps for YTD 3Q 2016  Annualized net loan charge-offs to average loans 0.08% for YTD 3Q 2016  Double digit growth in key fee initiatives in each of the last four years  One of 12 entities awarded President’s “E” Award (3) for export services in 2015, presented by U.S. Commerce Secretary Penny Pritzker  Core non-interest income as a percent of total revenue 41.7% for YTD 3Q 2016 – Top quartile peer performance  Very low turnover of “A” top-performing employees  Highly successful commercial banker training program  Mortgage Banking Segment ranked in the Top 50 of The Detroit Free Press Top Work Places for midsized companies in 2013, 2014 and 2015  Taylor Capital – completed August 2014  MSA Holdings – completed December 2015  American Chartered – completed August 2016 Company Strategy 2  Build a bank with lower risk and consistently better returns than peers  Develop balance sheet with superior profitability and lower risk  Add great customers, whether they borrow or not  Maintain low credit risk and low credit costs  Attract low-cost and stable funding  Maintain strong liquidity and capital  Focus intensely on fee income  Fees need to be high quality, recurring, and profitable  Not an easy task; requires meaningful investment  Emphasize leasing, capital markets, international banking, cards, commercial deposit fees, treasury management, trust and asset management, and mortgage  Grow select fee businesses nationally  Invest in human talent  Recruit and retain the best staff  Maintain strong training programs  Be an employer of choice  Make opportunistic acquisitions  Skilled and disciplined acquirer  Long track record of successful integrations

Banking Segment 3 Retail Banking  Provides a significant portion of funding for the banking segment; 45% of deposits and 11% of loans  High percentage of low-cost funding with a low reliance on CDs  Focuses on small businesses in our market and individuals that live or work near our banking centers  Key fee initiatives include card services and treasury management services for business banking customers Wealth Management  Provides customized private banking, trust, investment management and retirement plan services through a team of experienced advisors  Specializes in serving business owners, high-net worth families, foundations, and endowments  Focused on asset management, low-cost deposits, and private banking services  Manages and advises on more than $7.5 billion of client assets through trust and asset management and subsidiaries (Cedar Hill Associates, LLC and MSA Holdings, LLC) Commercial Banking  Provides lending, depository and fee-based capital markets and international banking services to middle-market companies with revenues from $10 to $500 million  “Relationship banking” culture; calling officers have 20+ years average experience  Commercial and industrial and commercial real estate loan portfolio – terms generally range from 1 to 5 years, with total relationship carrying amount typically $25 million or less; approximately 73% have a floating rate of interest indexed to LIBOR or Prime  Expanding into specialized commercial areas such as healthcare and financial services Note: Business line financial data as of September 30, 2016 Lease Banking  Provides discounted lease loans and other banking services to lessors located throughout the country; these services include working capital loans, warehouse loans, and lease equity investments  Lease banking has over $1.9 billion in loans outstanding  Lease loans are underwritten primarily on the creditworthiness of the lessee  Lessees include mostly investment grade “Fortune 1000” companies located throughout the U.S. and large middle-market companies Asset Based Lending  Through 18 sales offices in the U.S. and Canada targets national middle-market companies, including manufacturers, distributors, and select service companies with sales from $25 million to $500 million  Deal flow via marketing efforts and relationships with private equity firms, mezzanine and second lien capital providers, investment banks, consultants and other trusted advisors  Asset based and hybrid ABL cash flow loans from $5 to $50 million  Over $800 million of loans currently outstanding Treasury Management  Focused on providing high quality and recurring collection and payment services to commercial and business banking customers as well as strategic industry niches  Expanding nationally where we have distinguishable expertise and scalability  Broad suite of services including customized data reporting, payment and collection automation, payment system access, and fraud/risk mitigation tools See notes on page 33.

Leasing Segment – Direct Leasing Subsidiaries 4 $0 $20 $40 $60 $80 $100 3Q 2012 4Q 1Q 2013 2Q 3Q 4Q 1Q 2014 2Q 3Q 4Q 1Q 2015 2Q 3Q 4Q 1Q 2016 2Q 3Q Lease Financing Fee Revenue Trailing Twelve Month Trend (Dollars in Millions) Celtic acquisition Dec 2012  Full spectrum of lease and equipment financing solutions and related services  Leases and equipment finance products originated through our leasing subsidiaries: Celtic Commercial Finance, MB Equipment Finance and LaSalle Systems Leasing, Inc.  National customer base in diversified industries ranging from the “Fortune 1000” to middle-market companies, as well as targeted verticals (including the healthcare industry)  Broad equipment expertise, with capabilities in most types of essential-use capital equipment. Celtic and LaSalle possess specific expertise in technology-related, material handling equipment and healthcare assets, while MB Equipment Finance focuses on manufacturing, industrial, construction and transportation equipment.  Products include both tax and non-tax leases, i.e. fair market value, Terminal Rental Adjustment Clause “TRAC” leases, dollar out and fixed purchase option leases; and traditional term loans  Capital markets syndication capabilities  Third party equipment maintenance contracts and life-cycle asset management services  Quarterly lease financing fee revenue varies; below is a rolling trend of trailing twelve month results See notes on page 33.

Mortgage Segment 5  Multi-channel national mortgage platform  Multiple mortgage origination channels across a national sales footprint  Operates in 44 states and DC, with 50 retail branches located in 15 states as of 9/30/2016  Origination mix 52% purchase, 48% refinance for 3Q 2016  Channel mix 78% third party, 22% retail for 3Q 2016  In-house servicing platform  Diversified revenue streams  For the first nine months of the year, averaged over $500 million per month in residential mortgage origination volume  Servicing portfolio of $18.5 billion of home loans (notional) as of 9/30/2016  Mortgage Servicing Rights asset = $155 million and ratio of MSR asset/notional value of servicing portfolio = 0.84% as of 9/30/2016  Residential real estate loans of $544 million held for investment at 9/30/2016 consisting primarily of first lien adjustable rate mortgages  Strong credit quality since inception  Ranked in the Top 50 of The Detroit Free Press Top Work Places for midsized companies in 2013, 2014 and 2015 See notes on page 33.

51% 49% C&I and Lease Loans CRE, Construction & Consumer Diversified Loan Portfolio Loan Mix 9/30/2016 Total: $12.4 billion Loan Mix 12/31/2012 Total: $5.3 billion Increased proportion of C&I and lease loans 47% 53% C&I and Lease Loans CRE, Construction & Consumer 12/31/2012 Percent of Total 9/30/2016 Percent of Total CAGR Commercia l $ 1,220 23.0% $ 4,386 35.4% 41% Commercia l col latera l ized by ass ignment of lease payments (lease loans) 1,303 24.5% 1,873 15.1% 10% Commercia l real estate (4) 1,762 33.1% 3,795 30.7% 23% Construction real estate 110 2.1% 451 3.6% 46% Res identia l real estate 315 5.9% 999 8.1% 36% Other consumer 607 11.4% 875 7.1% 10% Gross loans , excluding HFS and PCI loans 5,317 100.0% 12,379 100.0% 25% Loans (Dol lars in mi l l ions) 6 See notes on page 33.

Asset Quality Statistics 7 $0 $20 $40 $60 $80 $100 $120 $140 2012 2013 2014 2015 3/31/2016 6/30/2016 9/30/2016 NPLs more than 30 days past due NPLs less than 30 days past due Payment Status of NPLs (Dollars in millions) 2012 2013 2014 2015 9/30/2016 ALLL to total loans 2.15% 1.96% 1.21% 1.31% 1.11% NPLs to total loans 2.03 1.87 0.96 1.07 0.43 ALLL to NPLs 106.17% 104.87% 126.34% 122.43% 258.82% YTD Net charge-offs (recoveries) to average loans (0.02%) 0.16 0.18 0.04 0.08 12/31 See notes on page 33.

 Total return before fully tax equivalent adjustments and percentile rankings for 2Q 2016 (5)  Historical 3 and 5 year percentile ranking 8 Investment Portfolio – Top Quartile Performance 0 20 40 60 80 100 3Q 2012 4Q 1Q 2013 2Q 3Q 4Q 1Q 2014 2Q 3Q 4Q 1Q 2015 2Q 3Q 4Q 1Q 2016 2Q Percentile Ranking 3 Year 5 Year 75th Percentile Total Annualized Return Percentile 3 Year 4.12% 90 5 Year 3.57% 90 See notes on page 33.

86% 14% Low-cost Deposits CDs Attractive Deposit Mix with Significant Concentration of Low-Cost Deposits Deposit Mix 9/30/2016 Total: $14.3 billion 76% 24% Low-cost Deposits CDs Deposit Mix 12/31/2012 Total: $7.5 billion Improved mix while growing deposits Depos its Percent of Total Depos its Percent of Total Rate 3Q 2016 CAGR Non-interest bearing depos its $ 2,165 28.7% $ 6,410 44.89% - 34% Money market, NOW and interest bearing depos its 2,747 36.4% 4,660 32.64% 0.22% 15% Savings accounts 811 10.8% 1,149 8.1% 0.09% 10% Low-cost depos its $ 5,723 75.9% $ 12,219 85.6% 0.09% 22% Certi ficates of depos it (CDs) 1,526 20.2% 1,298 9.1% 0.52% (4%) Brokered CDs 294 3.9% 762 5.3% 1.43% 29% Total depos its $ 7,543 100.0% $ 14,280 100.0% 0.21% 19% Depos it Mix (Dol lars in mi l l ions) 12/31/2012 9/30/2016 9 See notes on page 33.

American Chartered Acquisition Expected to Enhance Chicagoland Position

Current Chicago MSA Deposit Rankings (6)
(Dollars in millions)

Rank	Parent Company Name	Total Active Branches	Total Deposits	Total Deposit Market Share
1	JP Morgan Chase & Co.	382	$ 84,454	21.7%
2	Bank Of Montreal	216	52,494	13.5%
3	Bank Of America Corporation	162	41,414	10.6%
4	Northern Trust Corporation	10	29,181	7.5%
5	Wintrust Financial Corporation	130	18,883	4.9%
(6)	**MB Pro-Forma Combined**	**95**	**13,829**	**3.6%**
6	PNC Financial Services Group, Inc.	153	13,329	3.4%
7	Privatebancorp, Inc.	20	12,859	3.3%
8	Fifth Third Bancorp	154	12,536	3.2%
9	Citigroup Inc.	62	12,207	3.1%
10	U.S. Bancorp	177	11,638	3.0%
11	**MB Financial, Inc.**	**80**	**11,470**	**3.0%**
12	First Midwest Bancorp, Inc.	103	8,273	2.1%
13	TCF Financial Corporation	128	6,337	1.6%
14	Wells Fargo & Company	11	5,905	1.5%
15	Associated Banc-Corp	23	4,195	1.1%
16	Firstmerit Corporation	39	2,581	0.7%
17	First Bancshares, Inc.	43	2,485	0.6%
18	**American Chartered Bancorp, Inc.**	**15**	**2,359**	**0.6%**
19	Standard Bancshares, Inc.	35	2,173	0.6%
20	Byline Bancorp, Inc.	71	2,148	0.6%
	Other Market Participants	836	52,536	13.5%
	Total In The Market	2,850	$ 389,460	100.0%



MB Financial Branch
American Chartered Branch

10
See notes on page 33.

Shareholder Focus 11 $0.00 $0.04 $0.08 $0.12 $0.16 $0.20 3Q 2012 4Q 1Q 2013 2Q 3Q 4Q 1Q 2014 2Q 3Q 4Q 1Q 2015 2Q 3Q 4Q 1Q 2016 2Q 3Q Quarterly Dividend per Common Share  Listed securities: Common (NASDAQ: MBFI) and 8% Series A Preferred Stock (NASDAQ: MBFIP)  $3.0 billion market capitalization as of November 3, 2016  In the third and fourth quarters of 2015 repurchased approximately 1.6 million common shares for $50 million completing a previously announced authorization  MBFI common shares are included in several major indexes (7)  Approximately 84 million common shares outstanding; large institutional and mutual fund ownership  Increased quarterly common dividend to $0.19 per share in 2Q 2016 See notes on page 33.

Capital Planning

- Tier 1 Capital includes 8.00% Series A Preferred
  - The Series A Preferred (4,000,000 shares outstanding, with an aggregate liquidation amount of $100 million) callable beginning Feb 2018
- Tier 2 Capital includes 8.00% Series B Cumulative Voting Convertible Preferred Stock and various floating rate trust preferred securities
  - The Series B Preferred (125 shares currently outstanding, with an aggregate liquidation amount of $125,000) automatically converted to common shares in September 2017 if not voluntarily converted by the holder before then
  - Trust preferred securities consists of 10 separate issuances, which are all currently callable, have variable interest rates ranging from 3 month LIBOR + 1.30% to 3 month LIBOR + 3.60%; maturities from 2028 to 2037
  - Possible redemptions reviewed regularly depending on projected capital needs and cost of these securities
- How we intend to deploy capital
  - Intend to exceed regulatory well-capitalized requirements
  - Reinvest in our business lines to support organic growth
  - Pay a regular dividend
    - 2015 dividend payout ratio was 32%
    - Current quarterly dividend of $0.19 per common share equates to an annualized yield of approximately 2.1% (8)
  - Consider stock buy-backs when prior capital actions are not sufficient to utilize excess capital
  - Acquisitions with an active and disciplined approach
    - Taylor Capital Group closed August 2014
    - MSA Holdings, LLC closed December 2015
    - American Chartered Bancorp closed August 2016



Capital Ratios as of September 30, 2016
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
7.71%
11.65%
10.00%
Tangible common equity to tangible assets
Total Risk Based Capital
Regulatory Requirement
MBFI

12

See notes on page 33.

Summary Income Statement and EPS $1.60 $1.79 $1.31 $2.02 $1.45 $1.60 $1.77 $1.83 $1.86 $2.06 $1.53 $1.75 $0.00 $0.40 $0.80 $1.20 $1.60 $2.00 $2.40 2012 2013 2014 2015 2015 Sep YTD 2016 Sep YTD Fully Diluted Earnings Per Common Share As Reported EPS Operating EPS (excludes non-core items) 13 2012 2013 2014 2015 2015 2016 Net interest income $ 293 $ 272 $ 351 $ 465 $ 344 $ 373 Provis ion for credit losses (9) (6) 12 21 15 17 Net interest income after provis ion for credit losses $ 302 $ 278 $ 339 $ 444 $ 329 $ 356 Non-interest income 129 154 221 322 246 282 Non-interest expenses 304 295 437 534 407 454 Inco e before income taxes $ 127 $ 138 $ 123 $ 232 $ 168 $ 184 Appl icable income tax expense 37 40 37 73 53 57 Net income, as reported $ 90 $ 98 $ 86 $ 159 $ 115 $ 127 Non-core i tems, net of tax 10 3 34 3 6 12 Operating earnings $ 100 $ 101 $ 120 $ 162 $ 121 $ 139 Percent change 162.1% 1.0% 19.2% 34.3% 49.6% 14.7% Years Ended December 31, Nine Months Ended September 30, Summary Income Statement (Dol lars in mi l l ions) See notes on page 33.

Key Fee Initiatives – Reflect Continued Solid Growth

Key Fee Initiatives
(Dollars in millions)

	Years Ended December 31,				Nine Months Ended September 30,	
	2012	2013	2014	2015	2015	2016
Mortgage banking revenue	$ 2.3	$ 1.7	$ 46.1	$ 117.4	$ 90.9	$ 116.2
Lease financing, net	36.4	61.2	64.3	76.6	60.6	53.6
Commercial deposit and treasury management fees	23.6	24.9	34.3	45.3	33.6	36.4
Trust and asset management fees	18.0	19.1	21.8	23.6	17.4	24.5
Card fees	9.4	11.0	13.7	15.3	11.7	11.7
Capital markets and international banking	5.1	3.6	5.5	8.1	5.8	9.3
Total key fee initiatives	$ 94.8	$ 121.5	$ 185.8	$ 286.3	$ 220.0	$ 251.7
Percent change	22.3%	28.2%	53.0%	54.1%	89.0%	14.4%

- Lease financing
  - Includes fees related to equipment leases as well as brokering third party equipment maintenance contracts
- Mortgage banking
  - Includes revenue from both originations and servicing
- Commercial deposit and treasury management fees
  - Includes fees for the following services: account management, payments systems access, information management, and fraud and risk mitigation
  - Expanding nationally where we have expertise
- Trust and asset management fees
  - Wealth management solutions for individuals, corporations and not-for-profits
  - Includes fees for the following services: investment management, custody, personal trust, financial planning, and wealth advisory services for high net worth individuals
- Card fees
  - Includes fees for debit, credit and prepaid cards
- Capital markets and international banking fees
  - Capital markets services includes derivatives and interest rate risk solutions, capital solutions, merger and acquisition advisory and real estate debt placement
  - International banking services includes trade services (letters of credit), export trade finance, and foreign exchange

14

See notes on page 33.

mb

Operating Performance 15 Source: SNL Financial, company filings 25th-75th Percentile Median MBFI MBFI (9) See notes on page 33. 26 25 24 25 25 29 34 37 40 42 36 36 37 39 38 14 20 26 32 38 44 2012 2013 2014 2015 3Q YTD 2016 Core Non-interest Income/Revenues - FTE (%) 0.37 0.29 0.24 0.22 0.26 0.52 0.32 0.25 0.23 0.27 0.64 0.51 0.42 0.44 0.46 0.10 0.30 0.50 0.70 0.90 2012 2013 2014 2015 3Q YTD 2016 Cost of Funds (%) 1.33 1.18 1.19 1.30 1.22 1.65 1.44 1.45 1.38 1.23 2.03 1.88 1.85 1.72 1.59 1.10 1.30 1.50 1.70 1.90 2.10 2012 2013 2014 2015 3Q YTD 2016 Net Non-interest Expense/Average Assets (%) 3.35 3.22 3.18 3.04 3.13 3.73 3.59 3.77 3.84 3.76 3.78 3.65 3.78 3.66 3.56 3.59 3.56 3.54 2.80 3.20 3.60 4.00 2012 2013 2014 2015 3Q YTD 2016 Net Interest Margin - FTE (%)

Top Quartile Returns 16 25th-75th Percentile Median MBFI MBFI (10) MBFI (11) Source: SNL Financial, company filings See notes on page 33. 10.3 10.3 9.9 9.3 9.3 13.1 13.3 10.4 9.3 9.8 13.4 13.2 12.4 11.6 11.8 8.0 10.0 12.0 14.0 16.0 2012 2013 2014 2015 2Q 2016 TCE/RWA (%) (12) 0.64 0.77 0.79 0.73 0.80 0.95 1.05 0.75 1.07 1.05 1.16 1.05 1.03 1.01 1.05 1.05 1.09 1.15 0.40 0.80 1.20 2012 2013 2014 2015 3Q YTD 2016 ROAA (%) 7.9 9.4 8.5 9.6 9.3 10.9 11.9 8.5 12.8 13.0 13.0 12.6 10.9 12.4 12.4 11.9 13.1 14.2 6.0 8.0 10.0 12.0 14.0 16.0 2012 2013 2014 2015 3Q YTD 2016 ROTCE (%) 7.5 7.8 7.7 7.6 7.7 9.1 9.7 8.5 8.2 7.7 9.2 9.2 8.7 8.8 9.1 6.5 7.5 8.5 9.5 10.5 2012 2013 2014 2015 3Q2016 TCE/TA (%)

Reserves/Loans (%) Credit Metrics 25th-75th Percentile Median MBFI Source: SNL Financial, company filings 17 See notes on page 33. 0.73 0.71 0.52 0.47 0.48 1.62 1.36 0.73 0.87 0.45 1.70 1.28 0.89 0.87 0.86 0.00 0.50 1.00 1.50 2.00 2012 2013 2014 2015 3Q2016 NPAs/Assets (%) 1.10 0.85 0.58 0.69 0.58 2.03 1.87 0.96 1.07 0.43 2.13 1.43 1.03 1.07 1.18 0.00 0.50 1.00 1.50 2.00 2.50 2012 2013 2014 2015 3Q2016 NPLs/Loans (%) (13) 80.7 89.1 102.1 100.0 79.3 106.2 104.9 126.3 122.4 258.8 116.4 170.3 233.7 167.5 173.7 50.0 90.0 130.0 170.0 210.0 250.0 290.0 2012 2013 2014 2015 3Q2016 ALLL/NPLs (%) 1.17 1.05 0.93 0.89 0.90 2.15 1.96 1.21 1.31 1.11 1.84 1.59 1.34 1.22 1.21 0.40 1.00 1.60 2.20 2.80 2012 2013 2014 2015 3Q2016 ALLL/Loans (%)

Skilled Acquirer  Skilled acquirer of both depository and non-depository entities  Eighteen completed acquisitions since 2000  Disciplined financial analyses focused on  Internal rates of return and returns on invested capital  Long-term per share earnings accretion  Long track record of successful and rapid employee, customer and systems integrations  Branch network size and location makes acquired branch consolidations more likely to enhance expense savings opportunities  Company culture suited for acquisitions 18 See notes on page 33.

Track Record of Being a Disciplined Acquirer and Experienced Integrator

2001

FSL Holdings, Inc.
(South Holland, IL)

- February 8, 2001

MidCity Financial
(Chicago, IL)

- April 19, 2001

First Lincolnwood
(Lincolnwood, IL)

- December 27, 2001

2002

South Holland Bancorp
(South Holland, IL)

- November 1, 2002

LaSalle Systems Leasing, Inc.
(Northbrook, IL)

- July 22, 2002

2004

First Security Fed Financial
(Chicago, IL)

- January 9, 2004

2006

First Oak Brook Bancshares
(Oak Brook, IL)

- May 1, 2006

2008

Cedar Hill Associates, LLC
(Chicago, IL)

- April 18, 2008

2009

Heritage Community Bank
(Glenwood, IL)

- February 7, 2009

InBank
(Oak Forest, IL)

- September 4, 2009

Corus Bank
(Chicago, IL)

- September 11, 2009

Benchmark Bank
(Aurora, IL)

- December 4, 2009

2010

Broadway Bank
(Chicago, IL)

- April 23, 2010

New Century Bank
(Chicago, IL)

- April 23, 2010

2012

Celtic Leasing Corp.
(Irvine, CA)

- December 28, 2012

2013

Taylor Capital Group, Inc.
(Rosemont, IL)

- July 14, 2013

2015

MSA Holdings, LLC
(Chicago, IL)

- October 28, 2015

American Chartered Bancorp
(Schaumburg, IL)

- November 22, 2015

2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

Source: Company filings. Transaction dates indicate announcement date.

See notes on page 33.

19

 On August 24, 2016 we successfully completed the merger of American Chartered Bancorp, Inc., which had approximately $2.8 billion in total assets, and converted their clients to MB data processing systems and products  Key earnings components comparisons to 2Q 2016  Net interest income increased 6.7% to $130.8 million primarily due to higher average loan balances  Net interest margin on a fully tax equivalent basis excluding discount accretion on acquired Taylor Capital and American Chartered loans decreased 7bps to 3.50%  Core non-interest income increased 18.0% to $107.7 million primarily due to increased mortgage origination volume and higher gain on sale margins and increased lease financing fees from the sale of third party equipment-maintenance contracts  On a fully tax-equivalent basis, core non-interest income was 44% of revenues in 3Q 2016 and was in the top quartile of our peer banks  Core non-interest expense increased 6.6% to $154.3 million due to increased salary and employee benefits expense primarily due to the increased staff from the American Chartered merger and as a result of increased mortgage commission expense resulting from higher origination volumes  Overall operating earnings increased 15.7% to $51.9 million (14)  Total legacy loans, which exclude loans acquired in the American Chartered merger and purchased credit-impaired loans but include loans acquired in the Taylor Capital merger, grew 4.3% (17.2% annualized) in the 3Q 2016  Total legacy deposits, which exclude deposits assumed in the American Chartered merger but include deposits assumed in the Taylor Capital merger, grew 3.8% (15.1% annualized) in the 3Q 2016  Credit quality metrics  The ratio of non-performing loans to total loans was 0.43% at 9/30/2016, a decrease from 0.73% at 6/30/2016  Annualized net loan charge-offs to average loans was 0.09% for 3Q 2016 unchanged from 2Q 2016  Provision for credit losses increased to $6.5 million in 3Q 2016 from $2.8 million in 2Q 2016 primarily due to loan growth Recent Company Highlights – 3Q 2016 20 See notes on page 33.

Leasing Appendix 21

Lease Banking and Direct Leasing Subsidiaries 22 Business Corporate Headquarters 6111 N. River Road Rosemont, IL 9550 W. Higgins Road Rosemont, IL 4 Park Plaza, Suite 300 Irvine, CA 230 Schilling Circle, Suite 340 Hunt Valley, MD General Business Description Lessor funding source, principally providing non- recourse debt to independent leasing companies, captives and institutional vendor finance companies. Technology solutions and leasing company focused principally on leasing and life- cycle asset management, with a direct-to-end-user sales approach. General equipment leasing and finance company focused on direct origination. Traditional bank equipment leasing and finance company focused on direct origination, as well as indirect institutional originations and syndications Target Audience (National) Independent leasing companies Middle market companies and autonomous divisions of large companies Middle market and large companies Middle market to large companies Equipment Specialization Principally information technology and healthcare assets, material handling and other. Principally information technology, material handling assets and healthcare. Principally information technology assets with heavy concentration in healthcare equipment. Principally construction, distribution, manufacturing, marine and transportation equipment. Total Assets (as of 9/30/2016) $1.8 Billion $0.3 Billion $0.3 Billion $0.5 Billion Lease Banking Leasing Segment – Direct Leasing Subsidiaries See notes on page 33.

Lease Banking 23  Our lease banking group, which is part of the Banking Segment, has provided for over four decades the following banking services to independent equipment lessors located throughout the U.S.  Debt financing  Working capital financing  Treasury management services  Equity/residual investment in leases through partnering with customers  Debt financings (Lease Loans) are non-recourse loans to lessors, collateralized by lease equipment and underwritten based on the financial wherewithal of each lessee. They are included as commercial loans collateralized by assignment of lease payments (Lease Loans) in the commercial-related loan section of the balance sheet for financial statement purposes.  Lessees generally consist of investment grade Fortune 1000, federal government, large middle-market and health care companies.  Most loans fully amortize over periods ranging from 30 to 60 months. No residual risk on Lease Loans funded with third parties.  Lease Banking’s results are included in the Banking Segment of our earnings release.  Credit experience has been solid. Non-performing loans/total loans were 0.26% as of 9/30/2016 and annualized net charge-offs were 0.21% for the nine months ended 9/30/2016.  Revenues from Lease Loans and working capital financing are reflected in interest income See notes on page 33.

Direct Leasing Subsidiaries 24  Leases are originated directly throughout the U.S. by our three leasing subsidiaries, LaSalle Solutions, Celtic Equipment Finance and MB Equipment Finance, which together form the Leasing Segment in our earnings release. LaSalle and Celtic are customers of our Lease Banking group and generally finance much of their equipment cost with debt (85% to 95% of the original equipment cost). MB Equipment Finance sources 100% of its capital internally.  The lease portfolio is comprised of various types of equipment including information technology, healthcare, material handling, general manufacturing distribution, and transportation equipment.  Lease income is recognized over the life of the lease so that at the end of lease term the residual amount approximates the fair market value of the leased equipment.  Balance sheet classification for financial reporting: Direct Finance and Leveraged Leases that transfer substantially all of the benefits and risk related to the equipment ownership are grouped with Lease Loans in the loan section. By contrast, for Operating Leases, the underlying equipment at cost and net of accumulated depreciation is reflected in Lease investments, net, which is part of other assets, and was $278 million at 9/30/2016.  MB’s leasing subsidiaries offer a broad suite of lease products, which, at the end of a lease term, may permit the lease to be renewed/extended, purchased, or the equipment may be returned and sold.  Income statement classification: Interest income on Direct Finance and Leveraged Leases and accreted residual income on these leases are included in Interest Income. By contrast, Lease Payments on Operating Leases plus accreted residual income on these leases less any depreciation expense on the equipment are included in non-interest income Lease Financing Fee Income. Proceeds received as a result of lease renewals and equipment sales less any residual investment in the lease results in a gain or loss that is also reflected in Lease Financing Fee Income.  We also broker maintenance contracts sold by equipment manufacturers to our customers covering equipment leased from MB as well as other equipment owned or leased by our clients. Equipment manufacturers are responsible for completing any maintenance covered by a maintenance contract. Maintenance contract revenue is presented, net of the related cost of sales paid to the third party vendor, as part of Lease Financing Fee Income for financial statement purposes. See notes on page 33.

Leasing Income Statement Geography 25 Interest Income Fee Income: Lease Financing, net Interest Income on Lease Loans x Interest Income on Direct Finance Leases x Interest Income on Leveraged Leases, less related funding cost x Residual accretion on Direct Finance and Leveraged Leases x Rental payments on Operating Leases x Depreciation expense on Operating Leases x Residual income accretion on Operating Leases x Gains or losses on residuals x Equipment maintenance contract revenue, less related cost of sales x Vendor promotional revenue related to equipment maintenance contracts x Syndication fees x Origination gains x See notes on page 33.

Non-GAAP Disclosure Appendix 26

Non-GAAP Disclosure Reconciliations 27 This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include core (or operating) earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on Taylor Capital and American Chartered loans and the ratio of net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increases or decreases in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and prepayment fees on interest bearing liabilities, merger related and repositioning expenses, impairment charges, loss on low to moderate income real estate investments, contributions to MB Financial Charitable Foundation and increases or decreases in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible common equity to tangible assets and tangible common equity to risk-weighted assets; operating return on average assets, and cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons. Management believes that operating earnings and core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods. The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful. Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increases or decreases in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, merger related and repositioning expenses, impairment charges, loss on low to moderate income real estate investments, contributions to MB Financial Charitable Foundation and increases or decreases in market value of assets held in trust for deferred compensation from the non-interest expense components, of the ratio of net non-interest expense to average assets, and by excluding each of these items, other than increases or decreases in market value of assets held in trust for deferred compensation, from operating earnings, these measures better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these measures more meaningful when comparing our operating results from period to period.

Non-GAAP Disclosure Reconciliations

Management further believes that adjusting earnings for merger related and repositioning expenses is useful because it excludes expenses that can fluctuate significantly from acquisition to acquisition, based on the size and structure of the acquisition and the type of entity or business acquired.

The ratios of tangible common equity to tangible assets and tangible common equity to risk-weighted assets exclude goodwill and other intangible assets, net of tax benefits, in determining tangible assets and tangible common equity. Management believes that the presentation of these measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management's success in utilizing our tangible capital as well as our capital strength. Management also believes that providing measures that exclude balances of goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles net interest margin to net interest margin on a fully tax equivalent basis and net interest margin on a fully tax equivalent basis excluding discount accretion on acquired Taylor Capital and American Chartered loans for the periods presented:

Net Interest Margin

	Years Ended December 31,				Nine Months Ended September 30, (Annualized)	
Ratio	2012	2013	2014	2015	2015	2016
Net interest margin	3.49%	3.31%	3.54%	3.63%	3.62%	3.55%
Plus: tax equivalent effect	0.24%	0.28%	0.23%	0.21%	0.21%	0.21%
Net interest margin, fully tax equivalent (FTE)	3.73%	3.59%	3.77%	3.84%	3.83%	3.76%
Less: effect of excluding discount accretion on acquired Taylor Capital and American Chartered loans			0.18%	0.28%	0.27%	0.22%
Net interest margin, FTE, excluding discount accretion on acquired Taylor Capital and American Chartered loans			3.59%	3.56%	3.56%	3.54%

28

mb

Non-GAAP Disclosure Reconciliations 29 2012 2013 2014 2015 2015 2016 Net income, as reported $ 90.4 $ 98.5 $ 86.1 $ 158.9 $ 115.3 $ 126.9 Non-core i tem adjustments Net losses (ga ins ) on investment securi ties (0.6) - 2.5 0.2 0.2 (0.3) Net losses (ga ins ) on sa le of other assets 0.9 0.3 (3.5) 0.0 0.0 0.0 (Gain) on extinguishment of debt - - (1.9) - - - Loss on low to moderate income real estate investments - - 2.1 - - - Merger related and repos i tioning expenses - 2.5 45.4 5.5 9.6 17.2 Impairment charges 2.2 - - - 0.1 0.2 Prepayment fees on interest bearing l iabi l i ties 12.7 - - 0.1 0.1 - Contribution to MB Financia l Chari table Foundation - - 3.3 - - 4.0 Total non-core i tems $ 15.3 $ 2.8 $ 48.0 $ 5.8 $ 10.0 $ 21.2 Income tax expense on non-core i tems 6.1 0.5 13.7 2.8 3.9 7.7 Inc me tax benefi t on adopting new stock-based compensation guidance 1.8 Operating earnings $ 99.5 $ 100.8 $ 120.3 $ 161.9 $ 121.3 $ 138.7 Dividends and accretion on preferred shares (3.3) - (4.0) (8.0) (6.0) (6.0) Operating earnings avai lable to common stockholders $ 96.2 $ 100.8 $ 116.3 $ 153.9 $ 115.3 $ 132.6 Years Ended December 31, Nine Months Ended September 30, Operating Earnings (Dol lars in mi l l ions) The following table presents a reconciliation of net income to operating earnings:

The following table presents a reconciliation of tangible common equity to common stockholders’ equity and a reconciliation of tangible assets to total assets: Non-GAAP Disclosure Reconciliations 30 2012 2013 2014 2015 9/30/2016 Common stockholders ' equity - as reported $ 1,276 $ 1,327 $ 1,913 $ 1,972 $ 2,447 Less : goodwi l l 423 423 712 725 994 Less : other intangible, net of tax benefi t 19 15 25 29 42 Tangible common equity $ 833 $ 888 $ 1,177 $ 1,218 $ 1,411 2012 2013 2014 2015 9/30/2016 Total assests - as reported $ 9,572 $ 9,641 $ 14,602 $ 15,585 $ 19,342 Less : goodwi l l 423 423 712 725 994 Less : other intangible, net of tax benefi t 19 15 25 29 42 Tangible assets $ 9,129 $ 9,203 $ 13,866 $ 14,831 $ 18,306 As of December 31, Tangible Common Equity (Dol lars in mi l l ions) Tangible Assets (Dol lars in mi l l ions) As of December 31,

Non-GAAP Disclosure Reconciliations

Net Non-Interest Expense to Average Assets
(Dollars in millions)

	Years Ended December 31,				Nine Months Ended September 30,	
	2012	2013	2014	2015	2015	2016
Non-interest expense	$ 304.0	$ 294.6	$ 436.8	$ 534.2	$ 406.9	$ 454.1
Less prepayment fees on interest bearing liabilities	12.7	-	-	0.1	0.1	-
Less merger related and repositioning expenses	-	2.5	45.4	5.5	9.6	17.2
Less impairment charges	2.2	-	-	-	0.1	0.2
Less increase (decrease) in market value of assets held in trust for deferred compensation	0.8	1.6	0.8	0.0	(0.6)	1.2
Loss on low to moderate income real estate investments	-	-	2.1	-	-	-
Contribution to MB Financial Charitable Foundation	-	-	3.3	-	-	4.0
Non-interest expense - as adjusted (Core non-interest expense)	$ 288.4	$ 290.6	$ 385.2	$ 528.6	$ 397.7	$ 431.5
Non-interest income	129.2	154.4	221.3	322.1	246.5	282.1
Less net gains (losses) on investment securities	0.6	-	(2.5)	(0.2)	(0.2)	0.3
Less net (losses) gains on sale of other assets	(0.9)	(0.3)	3.5	(0.0)	(0.0)	(0.0)
Less gain on extinguishment of debt	-	-	1.9	-	-	-
Less increase (decrease) in market value of assets held in trust for deferred compensation	0.8	1.6	0.8	0.0	(0.6)	1.2
Non-interest income - as adjusted (Core non-interest income)	$ 128.8	$ 153.2	$ 217.7	$ 322.3	$ 247.2	$ 280.7
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	1.9	1.8	1.8	1.8	1.4	1.5
Net non-interest expense	$ 157.7	$ 135.6	$ 165.7	$ 204.5	$ 149.1	$ 149.4
Average Assets	$ 9,548	$ 9,392	$ 11,420	$ 14,828	$ 14,687	$ 16,163
Net non-interest expense to average assets	1.65%	1.44%	1.45%	1.38%	1.36%	1.23%
Net non-interest expense to average assets (without adjustments)	1.83%	1.49%	1.89%	1.43%	1.46%	1.42%

31

Ratios for the six-month periods are annualized

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Non-GAAP Disclosure Reconciliations

Core Non-Interest Income
(Dollars in millions)

	Years Ended December 31, 2012	2013	2014	2015	Nine Months Ended September 30, 2015	2016
Non-interest income	$ 129.2	$ 154.4	$ 221.3	$ 322.1	$ 246.5	$ 282.1
Less net gains (losses) on investment securities	0.6	-	(2.5)	(0.2)	(0.2)	0.3
Less net (losses) gains on sale of other assets	(0.9)	(0.3)	3.5	(0.0)	(0.0)	(0.0)
Less gain on extinguishment of debt	-	-	1.9	-	-	-
Less increase (decrease) in market value of assets held in trust for deferred compensation	0.8	1.6	0.8	0.0	(0.6)	1.2
Total core non-interest income	$ 128.8	$ 153.2	$ 217.7	$ 322.3	$ 247.2	$ 280.7
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	1.9	1.8	1.8	1.8	1.4	1.5
Core non-interest income, fully tax equivalent	$ 130.7	$ 155.0	$ 219.5	$ 324.1	$ 248.6	$ 282.1

Tax Revenue, Fully Tax Equivalent Reconciliation
(Dollars in millions)

	Years Ended December 31, 2012	2013	2014	2015	Nine Months Ended September 30, 2015	2016
Net interest income	$ 292.8	$ 272.3	$ 350.8	$ 465.6	$ 343.8	$ 372.7
Plus: tax equivalent effect	20.4	22.7	23.6	27.1	19.8	21.5
Net interest income, fully tax equivalent	313.2	295.0	374.4	492.7	363.6	394.2
Core non-interest income	128.8	153.2	217.7	322.3	247.2	280.7
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	1.9	1.8	1.8	1.8	1.4	1.5
Total revenues, fully tax equivalent	$ 443.9	$ 450.0	$ 593.9	$ 816.8	$ 612.2	$ 676.3
Core non-interest income to revenues, fully tax equivalent	29.4%	34.4%	37.0%	39.7%	40.6%	41.7%

32

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Footnotes

1) Annualized operating return on average assets is computed by dividing operating earnings by average total assets. Amount is for the nine months ended 9/30/2016.
2) Top quartile performance is defined as being in the 75th or better percentile for the given financial metric of the peer set. Peer set consists of MBFI, ASB, BOKF, BXS, CBSH, CFR, FHN, FMBI, FNB, FULT, HBHC, IBKC, ONB, PB, PVTB, SNV, STL, TCB, TRMK, UMBF, WBS, WTFC.
3) According to the U.S. Department of Commerce, the President's "E" Award is the highest recognition any U.S. entity can receive for making a significant contribution to the expansion of U.S. exports.
4) The portion of commercial real estate loans that are owner-occupied was approximately 37% ($1.4 billion) at 9/30/2016
5) Source: Performance Trust Capital Partners. Peer set is all US Banks and excludes credit unions.
6) Source: FDIC as of June 30, 2016
7) MBFI common shares are included in the Russell 2000 Index, the NASDAQ Bank Index, the MSCI Global Sustainability Index and the S&P Mid Cap 400 Index among other indexes.
8) Based on November 3, 2016 closing stock price of $36.12
9) Net Interest Margin:

	As Reported	Excluding discount accretion on acquired Taylor Capital and American Chartered (for 3Q2016) loans
2014	3.77%	3.59%
2015	3.84%	3.56%
3Q YTD 2016 (annualized)	3.76%	3.54%

10) Return on Average Assets ("ROAA"):

	As Reported	Operating ROAA
2014	0.75%	1.05%
2015	1.07%	1.09%
3Q YTD 2016 (annualized)	1.05%	1.15%

Operating ROAA is computed by dividing operating earnings by average total assets

11) Return on Average Tangible Common Equity ("ROTCE"):

	As Reported	Cash Operating ROTCE
2014	8.52%	11.92%
2015	12.82%	13.07%
3Q YTD 2016 (annualized)	13.00%	14.23%

Cash Operating ROTCE is computed by dividing cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity

12) TCE/RWA – Risk weighted assets for peer banks are not yet available for 3Q 2016. MBFI's TCE/RWA ratio is estimated at 8.82% for 9/30/2016.
13) NPLs/Loans – Excludes accruing TDRs
14) Operating earnings is defined as net income as reported less non-core items, net of tax. Non-core items do not pertain to our core business operations.

33

November 2016 NASDAQ: MBFI Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	November 16, 2016	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer
(Principal Financial Officer)